UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On August 28, 2014 an agreement between the Registrant and six of its creditors became effective. The agreement provides that $4,626,289 in debt owed by the Registrant will be satisfied by the Registrant's issuance of a total of 11,862,278 shares of the Registrant's common stock. Three of the creditors are related parties of the Registrant, as indicated in the table below.

Creditor	Debt	Shares
Zhenjiang Yue(1)	$2,842,788	7,289,199
Yumin Yue(2)	$486,224	1,246,727
Guoan Zhang(3)	$324,149	831,152
Other Creditors	$973,128	2,495,200
TOTAL	$4,626,289	11,862,278
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(1)           CEO of the Registrant
(2)           Daughter of the CEO of the Registrant
(3)           Acting Chief Financial Officer of the Registrant

The related party transactions were approved by the Audit Committee of the Registrant's Board of Directors. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: September 2, 2014	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer